Exhibit 16.1

                        [Letterhead of BDO Seidman, LLP]

October 15, 2001

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read the statements made by Franklin Street Partners Limited Partnership, which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report filed on October 17, 2001. We agree with the statements concerning our Firm in such Form 8-K.

                              Very truly yours,

                              /s/ BDO Seidman, LLP

                              BDO Seidman, LLP